EXHIBIT 99.1

Presidents Plaza, Building One, 196 Van Buren Street, Suite 300, Herndon, VA 20170

Contact:	Richard Ramlall, SVP of Strategic and External Affairs, RCN, 703-434-8430 Carolyn Capaccio, Lippert/Heilshorn & Assoc., 212-838-3777

RCN FILES UNAUDITED 2004 RESULTS

Expects to File 2004 10-K on or before May 12th

Herndon, VA, May 9, 2005 - RCN Corporation (NASDAQ: RCNI), a leading provider of total communications service, announced today that it has filed a current report on Form 8-K containing its unaudited results of operations and unaudited financial statements, along with management’s discussion and analysis of financial condition and results of operations, for the fiscal year ended December 31, 2004. RCN believes the audit reports from its external auditors will be delivered shortly and RCN intends to file its annual report on Form 10-K for 2004 on or before May 12, 2005 in compliance with the waiver of the filing deadline RCN received under its First Lien Credit Agreement, Second Lien Note Agreement and Third Lien Credit Agreement.

RCN intends to issue fourth quarter and full year 2004 results on May 12, 2005 before market open and will conduct a conference call and web cast at 10:00am.

About RCN Corporation

RCN Corporation, http://www.rcn.com, is one of the largest facilities-based competitive providers of bundled phone, cable and high-speed Internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN provides service in the Boston, New York, Eastern Pennsylvania, Washington, D.C., Chicago, San Francisco and Los Angeles metropolitan markets.

RCN Forward-Looking Statements

This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings.

For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.